Exhibit 99.1

Tongji Healthcare Group, Inc. Signs Definitive Agreement to Acquire Magiclytics, Disruptive Platform for Influencer-Based Marketing Strategies

LOS ANGELES, Dec. 9, 2020 (GLOBE NEWSWIRE) — via InvestorWire — Tongji Healthcare Group, Inc. (OTCMKTS:TONJ) (Name Change to “Clubhouse Media Group, Inc.” currently pending) (“Tongji”, “Clubhouse” or the “Company”), is excited to announce the signing of a Definitive Agreement (the “Agreement”) to acquire Magiclytics, one of the world’s first Influencer-Based Marketing Revenue Prediction Software platforms.

“Magiclytics solves one of the largest problems in Influencer-based Marketing,” commented Amir Ben Yohanan, CEO at Tongji. “Brands lack visibility into return potential when investing in influencer-based marketing campaigns. Without visibility, strategic decisions end up being left to coin-toss analytics. But Magiclytics provides that visibility through machine learning and artificial intelligence to provide a guide when trying to determine which influencers to bring into the equation and how much of the market a particular brand can hope to access through the strategy.”

Magiclytics currently predicts return on investment (“ROI”) on both the Instagram and TikTok platforms. Through advanced analytics, machine learning and AI, the Magiclytics platform is designed to allow brands to identify which influencers to work with and to provide guidance on revenue generation potential through influencer campaigns. The Company anticipates the addition of Magiclytics will help its current brand deals become more scalable and efficient as well as add an additional source of revenue to the Company.

Magiclytics was co-founded by Wilfred Man, who has been a Marketing Director and Social Intelligence Analyst for over 13 years, and Christian Young, who had previously founded and sold multiple companies in the E-Commerce and Software space, and has worked as an Advisor and Entrepreneur in Residence for venture funds Amplify.LA and Lamppost Group. For the past two years the company has been in stealth mode, and has gathered millions of data points from dozens of companies, and has already had success with over a dozen private beta clients in the health and beauty, fashion, consumer electronics, and music space.

Through its acquisition of West of Hudson Group, Inc., the Company now boasts an influencer team carrying an aggregate estimated base approaching 100 million followers within its network. The Company owns “The Clubhouse” - an established network of four (4) social media content creation houses (“Clubhouse BH”, “Clubhouse Europe”, and two “Not a Content House” locations) that has already received organic media coverage from New York Times, The Atlantic, Business Insider, Cosmo, Seventeen and Forbes.

About Tongji Healthcare Group, Inc. (Soon to be “Clubhouse Media Group, Inc.”)

The Company previously operated Tongji Hospital, a general hospital with 105 licensed beds, offering a variety of medical care treatment areas. However, the Company is moving entirely into the social media branding marketplace through its recent acquisition of West of Hudson Group, Inc. The Company plans to change its name to “Clubhouse Media Group, Inc.” in the near future to better align with its new business plan.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

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